EXHIBIT 99.1


               REGISTER.COM AND WEB.COM FORM STRATEGIC PARTNERSHIP

   COMPANIES SIGN EXCLUSIVE DEAL FOR WEBSITE DESIGN TOOLS, HOSTING AND DOMAIN
                       SERVICES INCLUDING PATENT AGREEMENT

NEW YORK, NY AND ATLANTA, GA, MARCH 20, 2007 -- Register.com, a leading provider of global domain name registration and web services, and Web.com, Inc. (NASDAQ:
WWWW), a leading destination for websites and web services, today announced that the two companies have entered into a strategic partnership to exclusively offer website design tools, hosting and domain services to their respective customer bases. The two companies have also agreed to a licensing arrangement covering all existing and pending patents for both companies.

"This partnership will enable Register.com to offer our customers best of class do-it-yourself tools and website hosting services specifically designed to help small businesses build and manage their online presence," said Larry Kutscher, CEO of Register.com. "It is important that our customers can rely on us to help them easily create and operate first-class websites so that they can focus on running their businesses. Web.com knows what it takes to meet these needs with exceptional tools and service. We are looking forward to working together."

Under the agreement, Web.com will become Register.com's exclusive provider of do-it-yourself website building tools utilizing Web.com's Site Builder technology and hosting services. Web.com's Site Builder technology has built more than 4 million websites and provides customers with a simple and powerful means to create, grow and maintain their online presence.

Also under this agreement, Register.com will become Web.com's exclusive provider of domain names and parked pages for the Web.com brand. With over three million domain names under management, Register.com is one of the largest and best known destinations for registering and maintaining websites. Leveraging Register.com's expertise in quality domain name management services, Web.com will enable customers to quickly and easily register and maintain their web presence.

"As a longtime leader in the industry, Register.com brings extensive expertise and a history of service excellence in the domain business," stated Jeff Stibel, President and CEO, Web.com. "We view our new relationship with Register.com as a true win-win for both companies."

Register.com and Web.com will begin to roll out the initiatives outlined in the agreement during the second quarter with a plan to achieve full implementation before the end of the year. Specific financial terms of the multi-year deal and patent agreement were not disclosed.

ABOUT REGISTER.COM
Register.com helps customers establish, build and manage their online presence. Leveraging more than ten years of experience in the domain business with over three million domain names under management, Register.com has built a reputation as a leading provider of global domain name registration, web design and management services. Through an expanding, broad selection of web site design and management solutions, Register.com enables small businesses and organizations to create a dynamic web presence without the need for extensive technical knowledge or resources. Register.com offers customers quick and user-friendly registration and a wide array of web site design services from do-it-yourself tools to fully customized offerings; all backed by expert 24 x 7 online and toll-free phone customer support.

For more information on Register.com, please visit www.register.com or call 1-888-734-4783.

ABOUT  WEB.COM
Web.com, Inc. (NASDAQ: WWWW) is a leading destination for the simplest, yet most powerful solutions for websites and web services. Web.com offers do-it-yourself and professional website building, website hosting, ecommerce, web marketing, professional website design and e-mail. Since 1995, Web.com has been helping individuals and small businesses leverage the power of the Internet to build a web presence. More than 4 million


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websites  have been  built  using  Web.com's  proprietary  tools,  services  and patented technology. The company's web hosting and website building services can
also  be   found   under   the   Interland   (www.interland.com)   and   Trellix
(www.trellix.com) brands.

For  more  information  on  the  company,   please  visit  www.web.com  or  call
1-800-WEB-HOST.


FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to, the expected revenues, growth in customers, customer satisfaction, implementation of the transaction and the ability of the parties to generate profits. Forward-looking statements are also identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue", similar expressions, and variations or negatives of these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are based on Web.com's current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date hereof and are based upon the information available to the Company at this time. Such information is subject to change, and the Company will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the Company's actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Factors which could affect these forward-looking statements, and
Web.com's business, include but are not limited to: the availability of competing products and services with superior quality, functionality or price, the ability to operate within budgeted expense, the ability of the Company to improve customer satisfaction, reduce churn, reduce expenses and expand its customer base as planned, growing dependence on reseller and other indirect sales channels, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the retention of key employees, potential liabilities from the sale of dedicated server assets, possible disruptions for customers due to our data centers being maintained by third parties, higher than expected costs of litigation and the impact of liabilities that could carry over from the Company's discontinued operations. Certain of these and other risks associated with Web.com's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports and Transition Report on Form 10-Q and its Current Reports on Form 8-K, and its most recent proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.


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INVESTOR AND PRESS CONTACTS:

Wendy Kennedy
Register.com
212-798-5428
wkennedy@register.com

Peter Delgrosso
Web.com
404-260-2500
investor@corp.web.com


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